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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion of (i) our report dated February 27, 1996, on our audits of the consolidated financial statements and financial statement schedules of Champion Healthcare Corporation as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995; (ii) our report dated February 16, 1996, on our audits of the financial statements of Dakota Heartland Health System as of December 31, 1994 and 1995 and for the year ended December 31, 1995; (iii) our report dated December 28, 1995, on our audit of the financial statements of Jordan Valley Hospital as of September 30, 1995 and for the period from January 1, 1995 through September 30, 1995 and (iv) our report dated June 11, 1995, on our audits of the consolidated financial statements of Salt Lake Regional Medical Center as of May 31, 1994 and April 13, 1995 and for each of the two years in the period ended May 31, 1994 and for the period from June 1, 1994 through April 13, 1995 appearing in the Registration Statement on Form S-4 dated July 19, 1996, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933. We also consent to the reference to our firm under the caption "Experts."

                                          COOPERS & LYBRAND L.L.P.

Houston, Texas
July 19, 1996